                                                                   EXHIBIT 10.10

                                 FIRST FINANCIAL

                     EXECUTIVES' DEFERRED COMPENSATION PLAN

                         EFFECTIVE DATE: JANUARY 1, 1996

                                FIRST FINANCIAL
                     EXECUTIVES' DEFERRED COMPENSATION PLAN

                               TABLE OF CONTENTS

ARTICLE                                                                     PAGE
-------                                                                     ----
      INTRODUCTION.......................................................     1

I.    DEFINITIONS........................................................     1
      1.1  Adjustment....................................................     1
      1.2  Board.........................................................     1
      1.3  Code..........................................................     1
      1.4  Committee.....................................................     1
      1.5  Company.......................................................     1
      1.6  Compensation..................................................     1
      1.7  Deferral Account..............................................     1
      1.8  Disability....................................................     2
      1.9  Effective Date................................................     2
      1.10 Employee......................................................     2
      1.11 Employer......................................................     2
      1.12 ESOP..........................................................     2
      1.13 ESOP Account..................................................     2
      1.14 Participant...................................................     2
      1.15 Participant Salary Deferral Contributions.....................     2
      1.16 Participation Agreement.......................................     2
      1.17 Plan..........................................................     2
      1.18 Plan Year.....................................................     2

II.   ELIGIBILITY AND PARTICIPATION......................................     2

III.  CONTRIBUTIONS AND ALLOCATIONS......................................     3
      3.1  Participant Salary Deferral Contributions.....................     3
      3.2  Participation Agreement.......................................     3
      3.3  Supplemental Benefit..........................................     4
      3.4  Allocation of Contributions and Adjustments...................     4

IV.   INVESTMENT OF CONTRIBUTIONS........................................     5
      4.1  Investments...................................................     5
      4.2  Unsecured Contractual Rights..................................     5

V.    DISTRIBUTIONS......................................................     5
      5.1  Time of Payment of Benefits...................................     5
      5.2  Method of Payment of Benefits.................................     6
      5.3  Benefit Payment Elections.....................................     6
      5.4  Death of the Participant and Beneficiary Designation..........     6

VI.   PLAN ADMINISTRATION................................................     7
      6.1  Administration by the Committee...............................     7
      6.2  Powers and Responsibilities of the Committee..................     7
      6.3  Liabilities...................................................     8
      6.4  Claims Procedure..............................................     8
      6.5  Income and Employment Tax Withholding.........................     9

VII.  AMENDMENT AND TERMINATION OF THE PLAN..............................    10
      7.1  Amendment of the Plan.........................................    10
      7.2  Termination of the Plan.......................................    10

VIII. MISCELLANEOUS......................................................    10
      8.1  Governing Law.................................................    10
      8.2  Headings and Gender...........................................    10
      8.3  Participant's Rights; Acquittance.............................    10
      8.4  Spendthrift Clause............................................    10
      8.5  Counterparts..................................................    10
      8.6  No Enlargement of Employment Rights...........................    10
      8.7  Limitations on Liability......................................    10
      8.8  Incapacity for Participant or Beneficiary.....................    11
      8.9  Corporate Successors..........................................    11
      8.10 Evidence......................................................    11
      8.11 Action by Employers...........................................    11
      8.12 Severability..................................................    11

      SIGNATURES.........................................................    12



                                      -ii-

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                                  INTRODUCTION

     The purpose of this Plan is to permit a select group of management or highly compensated Employees to elect to defer compensation from the Employers without regard to the limitations imposed by the Code on the benefits which may accrue to those Employees under the Employers' tax-qualified retirement plans and to provide supplemental retirement benefits to help recompense the Employees for benefits lost due to the imposition of Code limitations on tax-qualified retirement benefits. It is the intention of the Employers that the Plan shall constitute an unfunded arrangement maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for federal income tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

                                    ARTICLE I
                                   DEFINITIONS

     Whenever the initial letter of a word or phrase is capitalized herein, the following words and phrases shall have the meanings stated below unless a different meaning is plainly required by the context:

     1.1 "Adjustment" means the net increases and decreases in the market value of the Deferred Account and ESOP Account of each Participant. Such increases and decreases shall include such items as realized or unrealized investment gains and losses, if any, and investment income, if any, and may, in the discretion of the Committee, include expenses properly attributable to administering the Plan.

     1.2 "Board" means the Board of Directors of the Company.

     1.3 "Code" means the Internal Revenue Code, as amended.

     1.4 "Committee" means the Compensation Committee of the Company's Board of Directors.

     1.5 "Company" means First Financial Corporation.

     1.6 "Compensation" means the Participant's total compensation from his Employer for a calendar year, other than deferred compensation that is currently includable in gross income, including any salary reduction Employer contributions made on behalf of the Participant under this Plan or under a plan which qualifies under Section 401(k) of the Code and/or Section 125 of the Code. Compensation taken into account under the Plan shall not be limited as provided in Section 401(a)(17) of the Code.

     1.7 "Deferral Account" means the individual bookkeeping account maintained for each Participant in accordance with Section 3.4(a).

     1.8 "Disabled" or "Disability" means any disability that would qualify as a disability under Section 22(c)(3) of the Code.

     1.9 "Effective Date" means January 1, 1996.

     1.10 "Employee" means any individual who is employed by an Employer.

     1.11 "Employer" means the Company and any other entity the Company allows to adopt and become a co-sponsor of the Plan.

     1.12 "ESOP" means the First Financial Corporation Employee Stock Ownership Plan, as amended from time to time.

     1.13 "ESOP Account" means the individual bookkeeping account maintained for each Participant in accordance with Section 3.4(b).

     1.14 "Participant" means a salaried executive Employee of an Employer who becomes a Participant pursuant to the provisions of Article II of the Plan.

     1.15 "Participant Salary Deferral Contributions" means contributions made to the Plan pursuant to Section 3.1 by an Employer, at the election of the Participant, in lieu of Compen-sation, under a Participation Agreement between the Participant and an Employer. Although the term "contribution" is used for ease of reference, credits to Participants' individual accounts under the Plan are merely credits to a bookkeeping account.

     1.16 "Participation Agreement" means the written agreement between the Participant and an Employer pursuant to which the Participant elects to make Participant Salary Deferral Contributions, designates his beneficiary(ies), elects a form of distribution and elects the time at which his benefit will be distributed under the Plan.

     1.17 "Plan" means the deferred compensation plan embodied herein, as amended from time to time, known as the First Financial Executives' Deferred Compensation Plan.

     1.18 "Plan Year" means the 12-month period beginning each January 1 and ending on the following December 31.

                                   ARTICLE II
                          ELIGIBILITY AND PARTICIPATION

     A member of a select group of management or highly compensated Employees is eligible to become a Participant in the Plan provided the Employee is designated as a Participant by the Committee in writing. A designated Employee will become a Participant as of the later of the Effective Date or the date specified by the Committee. A Participant may be removed as an active Participant by the Committee effective as of any date, so that he will not be entitled to make deferrals or receive benefit accruals under Article III on or after that date.

                                   ARTICLE III
                          CONTRIBUTIONS AND ALLOCATIONS

     3.1 Participant Salary Deferral Contributions.

          (a) Salary Deferral Elections. Subject to the terms and limitations of this Article III, an Employer shall reduce a Participant's Compensation and make a Salary Deferral Contribution on behalf of each Participant with respect to whom a Participation Agreement is in effect. The Participation Agreement shall specify the percentage (or dollar amount) of the Participant's (i) base salary and/or (ii) annual bonus as is mutually agreed upon between the Participant and the Committee. Such percentage (or dollar amount) shall remain in effect thereafter until another percentage (or dollar amount) is agreed upon by the Participant and the Committee in accordance with the provisions of Section
               3.2 or until the Committee notifies the Participant that the Participant is no longer eligible to make contributions under this Section 3.1.

          (b) Limit on Contributions. The maximum amount of a Participant's Compensation that may be subject to Participant Salary Deferral Contributions for a Plan Year shall be (i) 50% percent of the Participant's base salary and (ii) 100% percent of the Participant's annual bonuses.

     3.2 Participation Agreement.

          (a) Requirement for Participation Agreement. As a condition to an Employer's and the Committee's obligation to credit Participant Salary Deferral Contributions for the benefit of a Participant pursuant to Section 3.1, the Participant must execute a Participation Agreement with the Committee (on such forms as shall be prescribed by the Committee) in which it is agreed that the Participant's Employer will withhold payment of a portion of the Participant's Compensation and shall credit such amount withheld to the Participant's Deferral Account at the times set forth in the Plan.

          (b) Timing of Execution and Delivery of Participation Agreement. A Participation Agreement must be executed by the Participant and the Committee on or prior to the 15th day of the month preceding the month the Participant is entitled to receive the Compensation with respect to which the Participant Salary Deferral Contributions specified in the Participation Agreement relate. The Participation Agreement shall contain separate provisions for the deferral of base salary and annual bonuses.

          (c) Modification of Participant Salary Deferral Contributions. At any time, a Participant and the Committee may execute and deliver an amended Participation Agreement which increases, decreases, commences or terminates Participant Salary Deferral Contributions which are attributable to the Participant's base salary. Provided, however, such amended Participation Agreement must be executed by the Participant and the Committee on or prior to the 15th day of the month preceding the month the Participant is entitled to receive the Compensation with respect to which the Participant Salary Deferral Contributions specified in the Participation Agreement relate. A Participant and the Committee may also execute an amended Participation Agreement which increases, decreases, commences or terminates Participant Salary Deferral Contributions which are attributable to the Participant's annual bonuses. Provided, however, such amended Participation Agreement must be executed by the Participant and the Committee on or prior to the 15th day of the month preceding the month in which the Participant is entitled to receive the annual bonus.

     3.3 Supplemental Benefit. An Employer shall make a contribution to each Participant's ESOP Account for each Plan Year in an amount equal to the amount that would have been contributed to the ESOP, but for the limitation of Code
Section 401(a)(17), for the benefit of the Participant for the ESOP's plan year that ends with or within that Plan Year. In addition, the Company shall make a contribution to Norman L. Lowery's ESOP Account for the 1996 Plan Year equal to the amount Mr. Lowery would have received under the ESOP for the 1996 plan year, based on his compensation for that year, but for his failure to satisfy the ESOP's minimum service entry requirement that year.

     3.4 Allocation of Contributions and Adjustments.

          (a) Deferral Account. The Committee shall establish and maintain a Deferral Account in the name of each Participant, to which the Committee shall credit all amounts to be allocated to each Participant pursuant to Section 3.1 and 3.2 and from which the Committee shall debit all amounts paid to the Participant or his designated beneficiary pursuant to Article V.

          (b) ESOP Account. The Committee shall also establish and maintain an ESOP account in the name of each Participant, to which the Committee shall credit all amounts to be allocated to each Participant pursuant to Section 3.3 and from which the Committee shall debit all amounts paid to the Participant or his designated beneficiary pursuant to Article V.

          (c) Determination of Adjustments. Following the allocations made pursuant to the foregoing, the Committee shall determine the Adjustments for December 31 of each Plan Year, and on such other dates as the Committee deems necessary or advisable, by adding together all income received, and realized and unrealized gains and losses, and deducting therefrom all taxes, charges or expenses (unless paid separately by the Employers in the Committee's discretion, outside the confines of this Plan) and any realized and unrealized losses since the most recent allocation of Adjustments to Participants' Deferral and ESOP Accounts.

          (d) Allocation of Adjustments. The Adjustments shall be allocated as of the allocation date specified in subsection (c) to the Deferral and ESOP Accounts of Participants who maintain a credit balance in their Deferral and ESOP Accounts as of such date as provided in Section 1.1.

                                   ARTICLE IV
                           INVESTMENT OF CONTRIBUTIONS

     4.1 Investments. All contributions under the Plan shall be credited to each Partici-pant's Deferral Account or ESOP Account as provided in Section 3.4. The Adjustment to each Participant's Deferral Account shall be determined by the earnings on the investments made under the Plan through a so-called irrevocable "rabbi" trust established and maintained by the Company to provide for the benefits created by this Plan. The Participant may direct the trustee of the rabbi trust to invest his Deferral Account in any investment approved by the Committee from time to time, including whole shares of Company common stock. The Committee may establish any rule or procedure it deems necessary or desirable concerning the Participant's ability to direct or failure to direct the investment of the rabbi trust funds. A Participant's ESOP Account shall be invested in whole shares of Company common stock through the rabbi trust. Fractional shares shall be invested in shares of Company common stock or in cash or cash equivalents as determined from time to time by the Committee. No provision of the Plan shall impose or be deemed to impose any obligation upon the Employers, other than an unsecured contractual obligation to make a cash payment to Participants and their beneficiaries in accordance with the terms of the Plan. Benefits payable under the Plan shall be paid directly by the Employers from their general assets to the extent not paid from the rabbi trust established by the Company.

     4.2 Unsecured Contractual Rights. The Plan at all times shall be unfunded and shall constitute a mere promise by the Employers to make benefit payments in the future. Notwithstanding any other provision of this Plan, neither a Participant nor his designated beneficiary shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Employers prior to the time benefits are paid as provided in Article V, including any Compensation deferred by the Participant. All rights created under this Plan shall be mere unsecured contractual rights of the Participant against the Employers.

                                    ARTICLE V
                                  DISTRIBUTIONS

     5.1 Time of Payment of Benefits. All amounts credited to a Participant's Deferral and ESOP Accounts, including any Adjustments credited in accordance with Section 3.4, shall be or commence to be distributed to or for the benefit of a Participant (or his designated beneficiary) within 60 days after the date the Participant terminates employment with all the Employers.

     5.2 Method of Payment of Benefits. The balance of a Participant's Deferral and ESOP Accounts shall be distributed in cash or kind, as determined by the Committee, in one of the following methods effectively elected by the Participant in his Participation Agreement:

          (a)  A single lump sum.

          (b) Installments payable at such monthly, quarterly, semi-annual or annual intervals as shall be elected by the Participant, over a period not in excess of 20 years.

          (c)  A combination of the methods specified in subsections (a) and
               (b).

     5.3 Benefit Payment Elections.

          (a) In order to be effective, a Participant's election of the form(s) in which his benefits shall be distributed (including benefits which become payable as a result of the Participant's death) must be made by delivering a Participation Agreement or an amended Participation Agreement to the Committee not later than 60 days prior to the beginning of the Plan Year in which the Participant terminates employment with all of the Employers. If the Participant does not elect a form of distribution under Section 5.2, or such election is not timely or properly made under this
               Section 5.3, his Employer shall pay the entire benefit in the form of a single lump sum.

          (b) In the event a Participant properly elects and is eligible to receive his Deferral and ESOP Accounts in the form specified in
               Section 5.2(b), the Participant must specify in his written election the frequency of the installment distributions (i.e., monthly, quarterly, semi-annual or annual) and the number of years over which the installments are to be distributed.

          (c) In the event a Participant properly elects and is eligible to receive his Deferral and ESOP Accounts in the form specified in
               Section 5.2(c), the Participant must specify in his written election the percentage of each account which will be distributed in a single lump sum and the percentage of each account which will be distributed in installments, including the frequency of the installment distributions and the number of years over which such installments shall be distributed.

     5.4 Death of the Participant and Beneficiary Designation.

          (a) Form and Time of Payment. In the event of a Participant's death prior to the time his benefits under the Plan commence to be distributed, the balance in his Deferral and ESOP Accounts shall be paid to his designated beneficiary in a single lump sum. Such distribution shall be made within 60 days of the date of the Participant's death. If the Participant dies after distribution of his benefits under the Plan has commenced, his remaining benefit, if any, shall be distributed in the same form(s) and at the same time(s) as such benefit was being distributed prior to his death, or in a single lump sum, if effectively elected by the Participant in his most recently filed Participation Agreement.

          (b) Designation of Beneficiaries. The Participant may designate a primary and contingent beneficiary or beneficiaries on forms provided by the Committee, which for this purpose may include the Participation Agreement. Such designation may be changed at any time for any reason by the Participant. If the Participant fails to designate a beneficiary, or if such designation shall for any reason be illegal or ineffective, or if the designated beneficiary(ies) shall not survive the Participant, his benefits under the Plan shall be paid: (i) to his surviving spouse; (ii) if there is no surviving spouse, to the duly appointed and qualified executor or other personal representative of the Participant to be distributed in accordance with the Participant's will or applicable intestacy law; or (iii) in the event that there shall be no such representative duly appointed and qualified within 45 days after the date of death of the Participant, then to such persons as, at the date of his death, who would be entitled to share in the distribution of the Participant's estate under the provisions of the applicable statutes then in force governing the descent of intestate property, in the proportions specified in such statute. The Committee may determine the identity of the distributees, and in so doing may act and rely upon any information it may deem reliable upon reasonable inquiry, and upon any affidavit, certificate, or other document believed by it to be genuine, and upon any evidence believed by it to be sufficient.

                                   ARTICLE VI
                               PLAN ADMINISTRATION

     6.1 Administration by the Committee. The Committee shall be responsible for administering the Plan. Except as the Company shall otherwise expressly determine, the Committee shall be charged with the full power and the responsibility for administering the Plan in all its details.

     6.2 Powers and Responsibilities of the Committee.

          (a) The Committee shall have all powers necessary to administer the Plan, including the power to construe and interpret the Plan documents; to decide all questions relating to an individual's eligibility to participate in the Plan; to determine whether a Participant has actually retired; to determine the amount, manner and timing of any distribution of benefits or withdrawal under the Plan; to resolve any claim for benefits in accordance with Section 6.4, and to appoint or employ advisors, including legal counsel, to render advice with respect to any of the Committee's responsibilities under the Plan. Any construction, interpretation, or application of the Plan by the Committee shall be final, conclusive and binding. All actions by the Committee shall be taken pursuant to uniform standards applied to all persons similarly situated.

          (b) Records and Reports. The Committee shall be responsible for maintaining sufficient records to determine each Participant's eligibility to participate in the Plan, and the Compensation of each Participant for purposes of determining the amount of contributions that may be made by or on behalf of the Participant under the Plan.

          (c) Rules and Decisions. The Committee may adopt such rules as it deems necessary, desirable, or appropriate in the administration of the Plan. All rules and decisions of the Committee shall be applied uniformly and consistently to all Participants in similar circumstances. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished by a Participant or beneficiary, the Employers or the legal counsel of an Employer.

          (d) Application and Forms for Benefits. The Committee may require a Participant or beneficiary to complete and file with it an application for a benefit, and to furnish all pertinent information requested by it. The Committee may rely upon all such information so furnished to it, including the Participant's or beneficiary's current mailing address.

     6.3 Liabilities. The Committee shall be indemnified and held harmless by the Employers with respect to any actual or alleged breach of responsibilities performed or to be performed hereunder.

     6.4 Claims Procedure.

          (a) Filing a Claim. Any Participant or Beneficiary under the Plan may file a written claim for a Plan benefit with the Committee or with a person named by the Committee to receive claims under the Plan.

          (b) Notice of Denial of Claim. In the event of a denial or limitation of any benefit or payment due to or requested by any Participant or beneficiary under the Plan ("claimant"), the claimant shall be given a written notification containing specific reasons for the denial or limitation of his benefit. The written notification shall contain specific reference to the pertinent Plan provisions on which the denial or limitation of his benefit is based. In addition, it shall contain a description of any other material or information necessary for the claimant to perfect a claim, and an explanation of why such material or information is necessary. The notification shall further provide appropriate information as to the steps to be taken if the claimant wishes to submit his claim for review. This written notification shall be given to a claimant within 90 days after receipt of his claim by the Committee unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of said 90-day period, and such notice shall indicate the special circumstances which make the postponement appropriate.

          (c) Right of Review. In the event of a denial or limitation of his benefit, the claimant or his duly authorized representative shall be permitted to review pertinent documents and to submit to the Committee issues and comments in writing. In addition, the claimant or his duly authorized representative may make a written request for a full and fair review of his claim and its denial by the Committee; provided, however, that such written request must be received by the Committee (or its delegate to receive such requests) within 60 days after receipt by the claimant of written notification of the denial or limitation of the claim. The 60-day requirement may be waived by the Committee in appropriate cases.

          (d) Decision on Review. A decision shall be rendered by the Committee within 60 days after the receipt of the request for review, provided that where special circumstances require an extension of time for processing the decision, it may be postponed on written notice to the claimant (prior to the expiration of the initial 60-day period) for an additional 60 days after the receipt of such request for review. Any decision by the Committee shall be furnished to the claimant in writing and shall set forth the specific reasons for the decision and the specific Plan provisions on which the decision is based.

          (e) Court Action. No Participant or beneficiary shall have the right to seek judicial review of a denial of benefits, or to bring any action in any court to enforce a claim for benefits prior to filing a claim for benefits or exhausting his rights to review under this Section 6.4.

     6.5 Income and Employment Tax Withholding. The Employers shall be responsible for withholding, and the Participant shall agree to such withholdings in his Participation Agreement from the Participant's Compensation or from the distribution of his benefit under the Plan of all applicable federal, state, city and local taxes.

                                   ARTICLE VII
                      AMENDMENT AND TERMINATION OF THE PLAN

     7.1 Amendment of the Plan. The Company shall have the right at any time to modify, alter or amend the Plan in whole or in part.

     7.2 Termination of the Plan. The Company reserves the right at any time to terminate the Plan or to reduce or cease benefit accruals at any time.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     8.1 Governing Law. The Plan shall be construed, regulated and administered according to the laws of the State of Indiana, except in those areas preempted by the laws of the United States of America in which case such laws will control.

     8.2 Headings and Gender. The headings and subheadings in the Plan have been inserted for convenience of reference only and shall not affect the construction of the provisions hereof. In any necessary construction the masculine shall include the feminine and the singular the plural, and vice versa.

     8.3 Participant's Rights; Acquittance. No Participant shall acquire any right to be retained in an Employer's employ by virtue of the Plan, nor, upon his dismissal, or upon his voluntary termination of employment, shall he have any right or interest in or to any Plan assets other than as specifically provided herein.

     8.4 Spendthrift Clause. No benefit or interest available hereunder will be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or the Participant's designated beneficiary, either voluntarily or involuntarily.

     8.5 Counterparts. This Plan may be executed in any number of counterparts, each of which shall constitute but one and the same instrument and may be sufficiently evidenced by any one counterpart.

     8.6 No Enlargement of Employment Rights. Nothing contained in the Plan shall be construed as a contract of employment between an Employer and any person, nor shall the Plan be deemed to give any person the right to be retained in the employ of an Employer or limit the right of an Employer to employ or discharge any person with or without cause, or to discipline any Employee.

     8.7 Limitations on Liability. Notwithstanding any of the preceding provisions of the Plan, none of the Employers, the Committee and each individual acting as an employee or agent of any of them shall be liable to any Participant, Employee or beneficiary for any claim, loss, liability or expense incurred in connection with the Plan, except when the same shall have been judicially determined to be due to the gross negligence or willful misconduct of such person.

     8.8 Incapacity of Participant or Beneficiary. If any person entitled to receive a distribution under the Plan is physically or mentally incapable of personally receiving and giving a valid receipt for any payment due (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative), then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Committee may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Employers and the Plan.

     8.9 Corporate Successors. The Plan shall not be automatically terminated by a transfer or sale of assets of the Company or by the merger or consolidation of the Company into or with any other corporation or other entity ("Transaction"), but the Plan shall be continued after the Transaction only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan.

     8.10 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person relying thereon considers pertinent and reliable, and signed, made or presented by the proper party or parties.

     8.11 Action by Employer. Any action required of or permitted by an Employer under the Plan shall be by resolution of its Board of Directors or, for the Company, by resolution of the Board or the Committee or by a person or persons authorized by resolution of the Board or the Committee.

     8.12 Severability. In the event any provisions of the Plan shall be held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and endorsed as if such illegal or invalid provisions had never been contained in the Plan.

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                                   SIGNATURES

     IN WITNESS WHEREOF, the Company has caused this First Financial Executives' Deferred Compensation Plan to be executed by its officers thereunder duly authorized, this _____day of _____________________, 1996, but effective as of January 1, 1996.

                                        FIRST FINANCIAL CORPORATION


                                        By:
                                            ------------------------------------
                                            Donald E. Smith
                                        Its: Chairman of the Board

ATTEST:


------------------------------------
John W. Perry
Its: Secretary



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